Exhibit 99.1

GENERATION HEMP CHAIRMAN AND CEO

TO SPEAK AT SOUTHERN HEMP EXPO

COMPANY TARGETS GREEN POLICY

DALLAS, TX – August 30, 2021, Generation Hemp, Inc., a Dallas/Fort Worth based midstream hemp company (OTCQB: GENH) and its wholly-owned subsidiary, GENH Halcyon Acquisition, LLC (collectively the “Company”), today announced that its Chairman and CEO, Gary C. Evans, plans to speak at The Southern Hemp Expo located in Raleigh, NC on September 2, 2021 regarding the financial wellness for hemp companies. Also announced today is the Company’s plan to implement green policies wherever possible for its existing operations of drying, cleaning, stripping, and located in western Kentucky.

The Southern Hemp Expo is a respected industry event, founded by hemp industry pioneers and provides a platform of collaboration and networking for industry professionals, along with an educational outlet and marketplace for the public. Mr. Evans is slated to speak at 2:50 PM on the opening day of the show, this Thursday.

The Company’s recent decision to launch its animal bedding segments, Rowdy Rooster and Kentucky Gold, is, in part, a result of the Company’s efforts to implement a “Green Policy” into its operations, wherever possible. The Company’s drying and processing facility operations created a byproduct of millions of pounds of hemp hurd, which is the woody stalk of the hemp plant. To avoid adding additional disposal or haul-away costs to farmers and other corporate clients, and in an effort to create a zero waste, sustainable operation, the Company brought in specialized engineers to assess the byproduct and provide management the guidance on what additional steps and equipment would be required to make this byproduct into high quality hemp animal bedding. Now that the necessary equipment has been ordered, installed, and is operational, the facility is operating with zero waste and has taken the first step in the realization of the “Green Policy” goals.

Generation Hemp Chairman and CEO, Gary C. Evans commented, “When you are involved as a business owner in the hemp industry, you also become part of the hemp community. This community was pioneered by a group of passionate people who have fought over the years for the legalization and utilization of hemp in our everyday lives. At the core of the hemp community’s principles, is an environmental awareness that is acute, and the potential of hemp to have immeasurable positive impact on the environment is an element in hemp’s every use. As a former fossil fuels executive for over three decades, I want to leave an impact that I can be proud, regarding our goal to fix the environment in which we live and breathe. It’s incumbent upon hemp companies to make every effort we can to align with these principles. We, as a corporate citizen, will continue our efforts to make our operations sustainable and implement green policies whenever and wherever that is possible.”

About Generation Hemp, Inc

Generation Hemp, Inc. is a Dallas/Fort Worth based hemp company that operates in the midstream sector. With operations in Hopkinsville, Kentucky and Denver, Colorado, the company uses its proprietary technology to dry, clean, process and store hemp. In addition, Generation Hemp also owns and leases real estate to companies needing seed storage facilities located within the greater Denver area.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates,” “projects”, “forecasts”, “proposes”, “should”, “likely” or similar expressions, indicates a forward-looking statement. These statements and all the projections in this press release are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. The identification in this press release of factors that may affect the company’s future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive.

Contact:

Melissa M. Pagen

Generation Hemp, Inc.

Phone: (310) 628-2062

Email: mpagen@genhempinc.com